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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-81610, 333-66128, 333-63364 and 333-56588) and
Form S-8 (Nos. 333-43550 and 333-51928) of Newtek Capital, Inc. (now Newtek Business Services, Inc.) of our report dated February 28, 2003 related to the financial statements, which appears in this Form 10-KSB. We also consent to the reference to us under the heading "Experts" in such Registration Statements.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


New York, New York
March 31, 2003